EXHIBIT 99.1

STOCK PURCHASE AGREEMENT

This Agreement, dated this 11th day of September, 2012, is between John L. Morgan (“Purchaser”), an individual residing at 301 Kenwood Pkwy, #701, Minneapolis, MN 55403, and Mark Anderson (“Seller”), an individual residing at 575 Oxford Road, Long Lake, Minnesota 55356.

WHEREAS, the Seller wishes to sell 42,000 shares of common stock $.01 par value (the “Shares”) of Canterbury Park Holding Company, Inc. (the “Company”) to Purchaser, and the Purchaser wishes to purchase the Shares from the Seller.

WHEREAS, the Shares represent all of the shares of common stock of the Company beneficially owned by Seller.

NOW THEREFORE, the parties hereby agree as follows:

1.             The Seller agrees to sell the Shares at a price of $12.00 per share for a total purchase price of $504,000 in cash (the “Aggregate Purchase Price”), and Purchaser agrees to pay the Aggregate Purchase Price in cash to buy the Shares.

2.             To fulfill its obligations in paragraph 1, the Seller shall instruct its brokers, Northland Securities, Agency Trading Group and E-Trade (“Seller’s Broker”), pursuant to the instructions attached hereto as Exhibit A, to deliver the Shares to Purchaser’s broker, Fidelity Investments (“Purchaser’s Broker”), by means of a DWAC transaction to be credited to Purchaser’s account (herein the “DWAC Transfer”) as set forth on Exhibit A.

3.             Upon receiving notification from Purchaser’s Broker that the DWAC Transfer has occurred, Purchaser shall wire $504,000 to the financial institution designated by Seller as full payment to the Seller for the Shares.

4.             Representations.

(a)   The undersigned Seller hereby represents and warrants that he is duly authorized to enter into this Agreement;

(b)   The undersigned Seller hereby represents and warrants that he has good and sole title to the Shares free and clear of encumbrances and claims of third parties, that there is no litigation pending against Seller; and that, upon completion of the transactions contemplated by this Agreement, Purchaser will acquire the Shares free and clear of any liens, encumbrances or other claims; and

(c)   The undersigned Seller hereby represents and warrants that the Shares represent all of the shares of common stock of the Company beneficially owned by Seller, as beneficial ownership is defined under Rule 13d-3 of the Securities Exchange Act of 1934 as amended (the “Exchange Act”).

(d)   The undersigned Seller hereby represents and warrants that he is not and has never been a member of any “group” with respect to any shares of common stock of the Company as group is defined under Section 13(d) of the Exchange Act.

(e)   Purchaser hereby represents and warrants that he is duly authorized to enter into this Agreement.

5.             Release and Covenant Not to Sue.  Seller agrees, on its behalf and on behalf of its successors, assigns, estate and heirs to release and forever discharge Purchaser and its affiliates, successors, assigns, estate or heirs from all actions, causes of actions, suits, debts, sums of money, accounts or other claims or demands whatsoever in law or equity or otherwise, whether fixed or contingent, known or unknown, which Seller ever had, now has or hereafter may have, upon or by reason of or arising out of this Agreement or Seller’s ownership of common stock of the Company.

6.             This Agreement may be executed in counterparts and shall become effective when duly authorized representatives of both of the undersigned parties have executed this Agreement and have delivered an original or copy of this signed agreement to the other party.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first stated above.

PURCHASER

By:	/s/ John L. Morgan

SELLER

By:	/s/ Mark Anderson

EXHIBIT A

Date:  September 11, 2012

Instructions for DWAC Transfer by Mark Anderson.

I hereby authorize and direct that the brokers named below deliver by means of a DWAC Transfer 42,000 shares of Canterbury Park Holding Company, Inc. common stock $.01 par value it holds in an account for the benefit of Mark Anderson to the broker of John L. Morgan named below.

Seller’s Broker Information:

Broker:	Northland Securities (26,600 shares)
Name of Contact:	Nic Shermeta
Phone Number:	(612) 382-3231

Broker:	Agency Trading Group (4,900 shares)
Name of Contact:	Johnny Whitaker
Phone Number:	(612) 240-1819

Broker:	E-Trade (10,500 shares)
Name of Contact:	Greg Schowengerdt
Phone Number:	800-503-9260

Purchaser’s Broker Information:

Broker:	Fidelity Investments
Name of contact:	Todd Krough
Phone Number:	800-543-2165

Mark Anderson

/s/ Mark Anderson
Name:

Date: September 11, 2012

Number of shares to be transferred: 42,000

Sale price per share: $12.00